Exhibit 99.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the Three and Six Months Ended June 30, 2016 and 2015

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)
(unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$24.2	$60.3
Restricted cash	9.4	10.4
Accounts receivable	142.8	130.6
Current portion of derivative instruments asset	1.6	—
Inventory	15.6	15.2
Prepayments and other current assets	13.3	12.8
Total current assets	206.9	229.3

Property, plant, and equipment, net	644.9	650.9
Equity investment in unconsolidated affiliates	281.0	286.2
Power purchase agreements and intangible assets, net	287.0	308.9
Goodwill	134.5	134.5
Derivative instruments asset	1.1	0.3
Other assets	6.0	8.0
Total assets	$1,561.4	$1,618.1

Liabilities
Current liabilities:
Accounts payable	$5.7	$6.0
Related party payables	4.8	101.1
Accrued interest	0.3	0.3
Other accrued liabilities	19.7	22.2
Current portion of long-term debt	94.1	13.4
Current portion of derivative instruments liability	21.8	35.1
Other current liabilities	4.4	2.5
Total current liabilities	150.8	180.6

Long-term debt, net of unamortized discount and deferred financing costs	753.7	629.5
Derivative instruments liability	17.9	12.9
Deferred income taxes	68.0	85.8
Power purchase and fuel supply agreement liabilities, net	27.0	27.0
Other long-term liabilities	51.4	280.2
Total liabilities	1,068.8	1,216.0

Commitments and contingencies

Equity
Partners’ capital	1,263.0	1,144.3
Accumulated other comprehensive loss	(119.2)	(137.5)
Retained deficit	(872.5)	(826.0)
Total APLP Holdings Limited Partnership equity	271.3	180.8
Preferred shares issued by a subsidiary company	221.3	221.3
Total equity	492.6	402.1
Total liabilities and equity	$1,561.4	$1,618.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Project revenue:
Energy sales	$42.5	$44.6	$92.1	$95.7
Energy capacity revenue	32.3	33.0	60.9	63.5
Other	15.6	17.6	37.7	41.3
	90.4	95.2	190.7	200.5
Project expenses:
Fuel	32.1	34.9	67.6	78.1
Operations and maintenance	26.1	31.2	44.8	49.6
Depreciation and amortization	23.6	26.2	46.6	52.3
	81.8	92.3	159.0	180.0
Project other income (expense):
Change in fair value of derivative instruments	13.0	5.4	14.1	5.8
Equity in earnings of unconsolidated affiliates	7.6	8.6	18.3	19.4
Interest expense, net	(0.6)	(0.8)	(1.3)	(1.5)
Other income	0.1	2.3	—	2.2
	20.1	15.5	31.1	25.9
Project income	28.7	18.4	62.8	46.4

Administrative and other expenses (income):
Administration	0.6	0.9	0.9	1.9
Interest, net	46.5	20.4	67.0	41.0
Foreign exchange loss (gain)	0.5	2.1	9.6	(12.2)
Other income	7.2	—	7.1	—
	54.8	23.4	84.6	30.7
(Loss) income from continuing operations before income taxes	(26.1)	(5.0)	(21.8)	15.7
Income tax (benefit) expense	(17.3)	2.9	(15.7)	(1.7)
Net (loss) income from continuing operations	(8.8)	(7.9)	(6.1)	17.4
Net income from discontinued operations	—	37.0	—	19.3
Net (loss) income	(8.8)	29.1	(6.1)	36.7
Net loss attributable to noncontrolling interests	—	(3.5)	—	(11.0)
Net income attributable to preferred shares of a subsidiary company	2.1	2.3	4.2	4.6
Net (loss) income attributable to APLP Holdings Limited Partnership	$(10.9)	$30.3	$(10.3)	$43.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)
(unaudited)

	June
	2016	2015
Cash flows from operating activities:
Net (loss) income	$(6.1)	$36.7
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	46.6	62.6
Loss (gain) on sale of assets	0.2	(47.9)
Stock-based compensation expense	0.9	1.0
Distributions from unconsolidated affiliates	23.5	27.0
Equity in earnings from unconsolidated affiliate	(18.3)	(19.2)
Unrealized foreign exchange loss (gain)	9.9	(12.6)
Change in fair value of derivative instruments	(14.1)	(5.1)
Change in deferred income taxes	(17.5)	20.4
Change in other operating balances
Accounts receivable	(12.2)	(10.3)
Inventory	(0.3)	2.9
Prepayments, supplies and other assets	33.3	7.6
Accounts payable	(3.3)	(14.5)
Accruals and other liabilities	(2.0)	6.9
Cash flows provided by operating activities	40.6	55.5

Cash flows provided by investing activities:
Proceeds from asset sales	—	339.6
Contribution to equity investment	—	(0.6)
Change in restricted cash	1.0	4.7
Capitalized development costs	—	(0.8)
Reimbursement of costs for third party construction project	4.7	—
Purchase of property, plant and equipment	(2.0)	(4.9)
Cash flows provided by investing activities	3.7	338.0

Cash flows used in financing activities:
Dividends paid to Parent	(235.2)	(25.3)
Dividends paid to noncontroling interests	—	(3.8)
Dividends paid on preferred shares of a subsidiary company	(4.2)	(4.6)
Proceeds from senior secured term loan facility, net of discount	682.9	—
Repayment of corporate and project-level debt	(508.0)	(81.7)
Deferred financing costs	(15.9)	—
Cash flows used in financing activities	(80.4)	(115.4)

Net (decrease) increase in cash and cash equivalents	(36.1)	278.1
Cash and cash equivalents at beginning of period at discountinued operations	—	3.9
Cash and cash equivalents at beginning of period	60.3	97.7
Cash and cash equivalents at end of period	$24.2	$379.7

Supplemental cash flow information
Interest paid	$24.8	$21.3
Taxes paid	$1.9	$2.1
Accruals for construction	$1.0	—